EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.
Ron Santilli
Chief Financial Officer
415-657-5500

Investor Relations
John Mills
Integrated Corporate Relations, Inc.
310-954-1100
john.mills@icrinc.com

Cutera Reports Second Quarter 2011 Results
Revenue Grew 22% to $14.9 Million

BRISBANE, Calif., August 1, 2011 ─ Cutera, Inc. (NASDAQ: CUTR), a leading provider of laser and other light-based aesthetic systems for practitioners worldwide, today reported financial results for the second quarter ended June 30, 2011.

Second quarter 2011 revenue was $14.9 million, or 22% higher, when compared to $12.2 million in the same period last year.  Net loss for the second quarter of 2011 was $2.5 million or $0.18 per diluted share, compared to a net loss of $3.8 million or $0.28 per diluted share.

Kevin Connors, President and CEO of Cutera, stated, “In our second quarter we experienced growth in all of our major geographical segments and have been very pleased with the market acceptance of our recently launched GenesisPlus product in the US.  We received FDA approval for onychomycosis (toenail fungus) in April of 2011 and Canadian approval in July 2011. With these clearances, we are beginning to penetrate the developing podiatry market for laser based products.  In addition, we were pleased with our performance in Japan during the second quarter and the pace of market recovery following the disastrous earthquake that occurred in March 2011.”

“We believe our revenue growth during the second quarter was also a direct result of our new US sales leadership and the talented sales team they have built.  Our new sales leadership coupled with the recent GenesisPlus and Excel V product launches are key initiatives that we believe will continue to improve our performance.”

Mr. Connors concluded, “We remain focused on key initiatives to increase future revenue levels and leverage our business model, which we expect will result in improved margins and cash flows in 2011, compared to 2010.  We believe that our worldwide distribution network, strong balance sheet with approximately $95 million in cash and investments – with no debt – a broad portfolio of products, and various research and development projects underway, offer continuing, long-term opportunities for our company.”

Conference Call:
The conference call to discuss these results is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET) on August 1, 2011. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Executive Vice President and Chief Financial Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Cutera's website at www.cutera.com, and will be archived online within one hour of its completion through 8:59 p.m. PT (11:59 p.m. ET) on August 15, 2011. In addition, you may call (877) 407-0789 to listen to the live broadcast.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other light-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera's ability to leverage its business model, increase revenue, generate additional cash, increase profitability, realize benefits from changes in management, develop and commercialize existing and new products and applications, and statements regarding long-term prospects and opportunities are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein.  Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include the continuing uncertainty related to the Japanese economy and infrastructure, which may reduce demand for the Company’s products and cause potential customers to delay their purchase decisions; that the Company may not be successful in its efforts to improve sales productivity and revenue performance; the Company’s ability to successfully develop and launch new products and applications and market them to both its installed base and new customers; the length of the sales cycle process; unforeseen events and circumstances relating to the Company’s operations; government regulatory actions; and those other factors described in the section entitled, “Risk Factors,” in its most recent Form 10-Q as filed with the Securities and Exchange Commission on August 1, 2011. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. Cutera's second quarter ended June 30, 2011 financial performance, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2011	March 31, 2011	June 30, 2010
Assets
Current assets:
Cash and cash equivalents	$17,483	$13,164	$31,697
Marketable investments	73,557	75,934	60,317
Accounts receivable, net	3,279	3,334	3,824
Inventories, net	8,301	7,268	6,955
Deferred tax asset	20	14	185
Other current assets and prepaid expenses	2,042	1,665	3,020
Total current assets	104,682	101,379	105,998

Property and equipment, net	771	668	708
Long-term investments	3,908	6,492	7,115
Intangibles, net	541	589	733
Deferred tax asset, net of current portion	328	321	97
Total assets	$110,230	$109,449	$114,651

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,180	$1,545	$1,495
Accrued liabilities	6,909	5,861	5,922
Deferred revenue	5,474	5,671	5,898
Total current liabilities	14,563	13,077	13,315

Deferred rent	1,455	1,478	1,303
Deferred revenue, net of current portion	898	1,045	1,373
Income tax liability	494	479	732
Total liabilities	17,410	16,079	16,723

Stockholders’ equity:
Common stock	14	14	14
Additional paid-in capital	93,515	92,051	88,189
Retained earnings	425	2,881	11,475
Accumulated other comprehensive loss	(1,134)	(1,576)	(1,750)
Total stockholders' equity	92,820	93,370	97,928
Total liabilities and stockholders' equity	$110,230	$109,449	$114,651

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2011	2010
Net revenue	$14,895	$11,621	$12,217
Cost of revenue	6,476	5,224	5,335
Gross profit	8,419	6,397	6,882

Operating expenses:
Sales and marketing	6,348	5,946	6,452
Research and development	2,346	2,130	1,506
General and administrative	2,588	2,328	2,744
Total operating expenses	11,282	10,404	10,702
Loss from operations	(2,863)	(4,007)	(3,820)
Interest and other income, net	199	184	141
Loss before income taxes	(2,664)	(3,823)	(3,679)
(Benefit) provision for income taxes	(208)	32	82
Net loss	$(2,456)	$(3,855)	$(3,761)

Net loss per share:
Basic and Diluted	$(0.18)	$(0.28)	$(0.28)

Weighted-average number of shares used in per share calculations:
Basic and Diluted	13,765	13,667	13,501

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2011	2010
Cash flows from operating activities:
Net loss	$(2,456)	$(3,855)	$(3,761)

Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,325	886	1,761
Tax benefit from stock-based compensation	16	-	-
Excess tax benefit related to stock-based compensation	(16)	-	-
Depreciation and amortization	162	157	199
Provision for excess and obsolete inventories	(129)	(45)	109
Provision for doubtful accounts receivable	2	(9)	(2)

Change in deferred tax asset	(13)	53	(7)
Gain on sale of marketable investments, net	-	-	(23)
Tax benefit on unrealized gains on marketable and long term investments	(68)	-	-

Changes in assets and liabilities:
Accounts receivable	53	883	(334)
Inventories	(904)	(775)	(111)
Other current assets and prepaid expenses	(70)	1,509	735
Accounts payable	635	249	(403)
Accrued liabilities	1,028	(353)	(1,446)
Deferred rent	(3)	(3)	(55)
Deferred revenue	(344)	(204)	(593)
Income tax liability	15	2	3
Net cash used in operating activities	(767)	(1,505)	(3,928)

Cash flows from investing activities:
Acquisition of property and equipment	(217)	(180)	(63)
Proceeds from sales of marketable and long-term investments	6,200	4,241	14,711
Proceeds from maturities of marketable investments	16,311	12,125	5,200
Purchase of marketable investments	(17,347)	(14,778)	(7,021)
Net cash provided by investing activities	4,947	1,408	12,827

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	123	742	279
Excess tax benefit related to stock-based compensation	16	-	-
Net cash provided by financing activities	139	742	279

Net increase in cash and cash equivalents	4,319	645	9,178
Cash and cash equivalents at beginning of period	13,164	12,519	22,519
Cash and cash equivalents at end of period	$17,483	$13,164	$31,697

CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended
	June 30,	% of	March 31,	% of	June 30,	% of
	2011	Revenue	2011	Revenue	2010	Revenue
Revenue By Geography:
United States	$5,697	38%	$4,207	36%	$4,784	39%
International	9,198	62%	7,414	64%	7,433	61%
	$14,895		$11,621		$12,217

Revenue By Product Category:
Products	$8,142	55%	$5,345	46%	$5,676	46%
Upgrades	856	6%	821	7%	1,338	11%
Service	3,594	24%	3,328	29%	3,437	28%
Titan hand piece refills	1,249	8%	1,057	9%	960	8%
Dermal fillers and cosmeceuticals	1,054	7%	1,070	9%	806	7%
	$14,895		$11,621		$12,217

	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2011	2010
Stock-Based Compensation Expense:
Cost of revenue	$183	$143	$228
Sales and marketing	177	238	357
Research and development	197	143	166
General and administrative	768	362	1,010
	$1,325	$886	$1,761